Exhibit 99.1

SOUTHERN CALIFORNIA BANCORP AND CALIFORNIA BANCORP ANNOUNCE A

MERGER OF EQUALS TO CREATE A PREMIER CALIFORNIA BUSINESS BANK

San Diego and Oakland, Calif., January 30, 2024 – Southern California Bancorp (NASDAQ: BCAL), the holding company for Bank of Southern California, N.A., and California BanCorp (NASDAQ: CALB), the holding company for California Bank of Commerce, jointly announce the execution of a definitive merger agreement, pursuant to which the companies will combine in an all-stock merger valued at approximately $233.6 million, or $26.54 per share of California BanCorp, based on the closing price of Southern California Bancorp on January 29, 2024.

Transaction Highlights

•

Creates a premier California financial institution with approximately $4.6 billion in assets by combining two high performing franchises with footprints in the state’s two best markets for mid-market business banking

•	True merger of equals uniting top talent of two institutions with shared vision, values, and client-centric focus

•	Enhanced scale allows further investment in technology to better manage risk, increase efficiency and enhance the client experience

•	Adds complementary business lines and diversified lending verticals to each client base

“This merger of equals brings together two premier California business banks to create a franchise with a footprint that covers the two most attractive markets in California,” said David Rainer, Chairman and CEO of Southern California Bancorp. “Our two companies share the same vision and values with a customer-centric focus on providing outstanding service to mid-market businesses. We believe this combination, resulting in increased size and scale, will drive improved profitability and increase shareholder value. It also offers customers increased product offerings and lending limits, as well as access to branches in both Northern and Southern California. The merger will also provide employees of both companies with increased career opportunities. I am very excited to work with Steven Shelton and his impressive team to build what we believe will be the premier business banking franchise in California.”

“The expanded scale and capabilities we will have as a result of this merger will enhance our ability to continue adding attractive full banking relationships with commercial clients that provide operating deposit accounts and high quality lending opportunities, as well as enabling us to move up market and work with larger businesses,” said Steven Shelton, Chief Executive Officer of California BanCorp. “This

merger is bringing together two highly compatible institutions with similar cultures, a relationship-based approach and commercial banking expertise, with strong deposit bases that will offer opportunities for growth in various lending verticals. With our combined capabilities, we believe that we will be well positioned to consistently generate profitable growth and further enhance the value of our franchise in the years to come.”

“We believe this merger will benefit all our constituents, including shareholders, employees, and the clients that we serve,” said Stephen Cortese, Chairman of California BanCorp. “Over the past several years, we have made investments in talent and technology that strengthened our franchise and led to the strong growth we have seen in our client base, increased efficiencies, and improved profitability. This merger will accelerate the growth of our franchise and further improve our ability to create long-term value for shareholders.”

Transaction Details

Under the terms of the definitive agreement, which has been unanimously approved by the boards of directors of Southern California Bancorp and California BanCorp, each outstanding share of California BanCorp common stock will be exchanged for the right to receive 1.590 shares of Southern California Bancorp common stock. As a result of the transaction, Southern California Bancorp shareholders will own approximately 57.1% of the outstanding shares of the combined company and California BanCorp shareholders will own approximately 42.9% of the outstanding shares of the combined company.

Name, Branding Headquarters and Markets

The companies will evaluate rebranding with new names and logos for the combined company and bank at the close of the transaction. The combined company’s common stock will continue to trade on the Nasdaq Capital Market.

Corporate headquarters will be located in San Diego, Calif.

The combined company’s Southern California footprint will include Bank of Southern California’s 13 branches that serve Los Angeles, Orange, San Diego, and Ventura counties, and the Inland Empire. The combined company’s Northern California footprint will include the California Bank of Commerce branch in Contra Costa County and its four loan production offices serving Alameda, Contra Costa, Sacramento, and Santa Clara counties.

Governance and Leadership

The combined company’s Board of Directors will consist of six directors from Southern California Bancorp, inclusive of Mr. Rainer, and six directors from California BanCorp, inclusive of Mr. Shelton. A lead independent director will be appointed after closing.

David Rainer, Chairman of Southern California Bancorp, will serve as Executive Chairman of the combined company, bank and boards.

Steven Shelton, Chief Executive Officer of California BanCorp, will serve as Chief Executive Officer and director of the combined company and the combined bank.

Richard Hernandez, President of Southern California Bancorp, will serve as President of the combined company and combined bank.

Thomas Sa, President, Chief Financial Officer and Chief Operating Officer of California BanCorp will serve as Chief Operating Officer of the combined company and combined bank.

Thomas Dolan, Chief Financial Officer and Chief Operating Officer of Southern California Bancorp will serve as Chief Financial Officer of the combined company and Chief Strategy Officer of the combined bank.

Timing and Approvals

The transaction is expected to close in the third quarter of 2024, subject to satisfaction of customary closing conditions, including receipt of required regulatory approvals and approvals from Southern California Bancorp and California BanCorp shareholders.

Members of the board of directors of each of Southern California Bancorp and California BanCorp have entered into agreements pursuant to which they have committed to vote their shares of common stock in favor of the merger of California BanCorp with and into Southern California Bancorp.

For additional information about the proposed merger of California BanCorp with and into Southern California Bancorp, shareholders are encouraged to carefully read the definitive agreement that will be filed with the Securities and Exchange Commission (“SEC”).

Advisors

MJC Partners acted as financial advisor to Southern California Bancorp and delivered a fairness opinion to their Board of Directors. Stuart Moore Staub acted as legal counsel to Southern California Bancorp. Keefe, Bruyette and Woods, A Stifel Company acted as financial advisor to California BanCorp and delivered a fairness opinion to their Board of Directors. Sheppard, Mullin, Richter & Hampton LLP served as legal counsel to California BanCorp.

Investor Presentation Details

A presentation regarding the merger announcement has been filed with the SEC and can be accessed at www.banksocal.com through the “investor relations” link.

ABOUT SOUTHERN CALIFORNIA BANCORP AND BANK OF SOUTHERN CALIFORNIA, N.A.

Southern California Bancorp (NASDAQ: BCAL) is a registered bank holding company headquartered in San Diego, California. Bank of Southern California, N.A., a national banking association chartered under the laws of the United States (the “Bank”) and regulated by the Office of Comptroller of the Currency, is a wholly owned subsidiary of Southern California Bancorp. Established in 2001 and headquartered in San Diego, California, the Bank offers a range of financial products and services to individuals, professionals, and small- to medium-sized businesses through its 13 branch offices serving Orange, Los Angeles, Riverside, San Diego, and Ventura counties, as well as the Inland Empire. The Bank’s solutions-driven, relationship-based approach to banking provides accessibility to decision makers and enhances value through strong partnerships with its clients. Additional information is available at www.banksocal.com.

ABOUT CALIFORNIA BANCORP AND CALIFORNIA BANK OF COMMERCE

California BanCorp, the parent company for California Bank of Commerce, offers a broad range of commercial banking services to closely held businesses and professionals located throughout Northern California. The Company’s common stock trades on the Nasdaq Global Select marketplace under the symbol CALB. For more information on California BanCorp, please visit our website at www.californiabankofcommerce.com.

FORWARD-LOOKING STATEMENTS

This communication may contain certain forward-looking statements, including but not limited to certain plans, expectations, projections and statements about the benefits of the proposed merger (the “Merger”) of Southern California Bancorp (“SCB”) and California BanCorp (“CBC”), the timing of completion of the Merger, and other statements that are not historical facts. Such statements are subject to numerous assumptions, risks, and uncertainties. All statements other than statements of historical fact, including statements about beliefs and expectations, are forward-looking statements. Forward-looking statements may be identified by words such as “expect,” “anticipate,” “believe,” “intend,” “estimate,” “plan,” “target,” “goal,” or similar expressions, or future or conditional verbs such as “will,” “may,” “might,” “should,” “would,” “could,” or similar variations. The forward-looking statements are intended to be subject to the safe harbor provided by the Private Securities Litigation Reform Act of 1995.

Factors that could cause or contribute to results differing from those in or implied in the forward-looking statements include but are not limited to the occurrence of any event, change or other circumstances that could give rise to the right of SCB or CBC to terminate their agreement with respect to the Merger; the outcome of any legal proceedings that may be instituted against SCB or CBC; delays in completing the Merger; the failure to obtain necessary regulatory approvals (and the risk that such approvals impose conditions that could adversely affect the combined company or the expected benefits of the Merger); the failure to obtain shareholder approvals or to satisfy any of the other conditions to the Merger on a timely basis or at all; the ability to complete the Merger and integration of SCB and CBC successfully; costs being greater than anticipated; cost savings being less than anticipated; changes in economic conditions; the risk that the Merger disrupts the business of SCB, CBC or both; difficulties in retaining senior management, employees or customers; the impact of bank failures or other adverse developments at other banks on general investor sentiment regarding the stability and liquidity of banks; and other factors that may affect the future results of SCB and CBC. Additional factors that could cause results to differ materially from those described above can be found in SCB’s amended Registration Statement on Form 10 filed on April 24, 2023, which is on file with the Securities and Exchange Commission (the “SEC”) and is available in the “Investor Relations” section of SCB’s website, www.banksocal.com, in CBC’s Annual Report on Form 10-K for the year ended December 31, 2022 which is on file with the SEC and is available in the “Investor Relations” section of CBC’s website, www.californiabankofcommerce.com, and in other documents that SCB and CBC file with the SEC. Investors may obtain free copies of these documents and other documents filed with the SEC on its website at www.sec.gov.

All forward-looking statements speak only as of the date they are made and are based on information available at that time. Neither SCB nor CBC assumes any obligation to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements were made or to reflect the occurrence of unanticipated events except as required by federal securities laws. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the Merger, SCB will file with the SEC a Registration Statement on Form S-4 that will include a joint proxy statement of SCB and CBC and a prospectus of SCB, as well as other relevant documents concerning the proposed transaction. Certain matters in respect of the Merger will be submitted to SCB’s and CBC’s shareholders for their consideration. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities, in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE JOINT PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER WHEN THEY BECOME AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC IN CONNECTION WITH THE MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

Investors will be able to obtain a free copy of the definitive joint proxy statement/prospectus, as well as other filings containing information about SCB and CBC, without charge, at the SEC’s website, www.sec.gov. Copies of the joint proxy statement/prospectus and the filings with the SEC that will be incorporated by reference in the joint proxy statement/prospectus can also be obtained, without charge, in the “Investor Relations” section of SCB’s website at www.banksocal.com (for SCB’s filings) and in the “Investor Relations” section of CBC’s website, www.californiabankofcommerce.com (for CBC’s filings).

PARTICIPANTS IN THE SOLICITATION

SCB, CBC and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of SCB and CBC in connection with the Merger. Information regarding SCB’s directors and executive officers and their ownership of SCB common stock is available in SCB’s definitive proxy statement for its 2023 annual meeting of shareholders filed with the SEC on June 13, 2023 and other documents filed by SCB with the SEC. Information regarding CBC’s directors and executive officers and their ownership of CBC common stock is available in CBC’s definitive proxy statement for its 2023 annual meeting of shareholders filed with the SEC on April 20, 2023 and other documents filed by CBC with the SEC. Other information regarding the participants in the proxy solicitation and their ownership of common stock will be contained in the joint proxy statement/prospectus relating to the Merger. Free copies of these documents may be obtained as described in the preceding paragraph.

INVESTOR RELATIONS CONTACT

Kevin Mc Cabe

Bank of Southern California

kmccabe@banksocal.com

818.637.7065

Thomas A. Sa

California BanCorp

tsa@bankcbc.com

510.457.3775